Exhibit 99.1

November 24, 2006

Board of Directors
Triton Distribution Systems, Inc.

RE: Resignation

Dear Board of Directors,

Please accept this letter as notification of my resignation from the Board of Directors for Triton Distribution Systems, Inc. effective December 1, 2006.

I leave the board having no disagreements with management or other members of the board.

Sincerely,

/s/ Stephen Garland
Stephen Garland